UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

COVIDIEN PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-33259	98-0624794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cherrywood Business Park

Block G, First Floor

Loughlinstown, Co.

Dublin, Ireland

(Address of Principal Executive Offices, including Zip Code)

+353 (1) 439-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

During the fourth quarter of fiscal 2009, the management of Covidien plc (the “Company”) decided to cease marketing for sale its Specialty Chemicals business, which is a part of its Pharmaceuticals segment. Accordingly, the financial information related to the Specialty Chemicals business has been reclassified from discontinued operations into continuing operations for all periods presented.

In addition, during the fourth quarter of fiscal 2009, the Company made a number of segment reporting changes to align external reporting with recent changes to its internal reporting structure. The significant changes include:

•	the combination of the Pharmaceutical Products and Imaging Solutions segments into a single operating segment called Pharmaceuticals;

•

the reclassification of the Company’s SharpSafety and Clinical Care product lines in the United States and Europe from the Medical Devices segment to the Medical Supplies segment where management responsible for their oversight are located; and

•	the reclassification of several hernia mechanical devices from the Endomechanical Instruments product line to the Soft Tissue Repair product line, both within the Medical Devices segment.

As a result of these changes and several other less significant reclassifications between product lines and segments, net sales and operating income for the Medical Devices, Pharmaceuticals and Medical Supplies segments have been revised for all periods presented. These changes have no impact on the consolidated results of operations, financial condition or cash flows of the Company. Product line sales and segment operating income as revised for these changes are furnished as part of Exhibit 99.1 to this report.

In order to assist investors, the Company has prepared revised quarterly financial information for fiscal 2009 and 2008, year to date financial information for fiscal 2009 and annual financial information for fiscal 2008 and 2007 reflecting the changes discussed above. This unaudited financial information is furnished as Exhibit 99.1 to this report and includes:

•	Statements of Income for the quarters ended December 26, 2008, March 27, 2009 and June 26, 2009 and the nine months ended June 26, 2009

•	Statements of Income for the quarters ended December 28, 2007, March 28, 2008, June 27, 2008 and September 26, 2008

•	Statements of Income for the years ended September 26, 2008 and September 28, 2007

•	Non-GAAP Reconciliations for the quarters ended December 26, 2008, March 27, 2009 and June 26, 2009 and the nine months ended June 26, 2009

•	Non-GAAP Reconciliations for the quarters ended December 28, 2007, March 28, 2008, June 27, 2008 and September 26, 2008

•	Non-GAAP Reconciliations the years ended September 26, 2008 and September 28, 2007

•	Product Line Sales and Segment Operating Income for the quarters ended December 26, 2008, March 27, 2009 and June 26, 2009 and the nine months ended June 26, 2009

•	Product Line Sales and Segment Operating Income for the quarters ended December 28, 2007, March 28, 2008, June 27, 2008 and September 26, 2008

•	Product Line Sales and Segment Operating Income for the years ended September 26, 2008 and September 28, 2007

Exhibit 99.1 contains certain financial measures, including adjusted net sales, adjusted gross margin, adjusted operating income, adjusted operating margin and adjusted earnings per share, that are considered non-GAAP financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with generally accepted accounting principles. The definition of these non-GAAP financial measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables furnished as part of Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Revised Financial Information

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PLC

By:	/s/ Richard G. Brown, Jr.
Richard G. Brown, Jr.
Vice President, Chief Accounting Officer and Corporate Controller

Date: September 3, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Name
99.1	Revised Financial Information